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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 2, 1997



                                   DMI, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Colorado
         (State or Other Jurisdiction of Incorporation or Organization)


                                    0-19875
                            (Commission File Number)


                                   95-3500183
                       (IRS Employer Identification No.)


                  2501 West Fifth Street, Santa Ana, CA 92703
              (Address of Principal Executive Offices) (Zip Code)



                                 (714) 571-1900
               Registrant's Telephone Number, Including Area Code


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         None


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On January 31, 1997, DMI, Inc. executed a business combination agreement with DTI Technology, Inc. (doing business as Dega Technology), a privately held California corporation ("Dega") to purchase all Dega common shares in exchange for 56,800,000 shares of DMI, Inc., subject to shareholder approval and certain other contingencies. Due to certain conditions precedent in that agreement, the acquisition was not deemed "probable" for financial reporting purposes and a current report on Form 8-K was not filed. In the opinion of management of DMI, Inc., it is "probable" that the transaction will occur, subject, however, to shareholder approval of both companies. DMI, Inc. has not yet set a date for a meeting of shareholders, but anticipates a meeting in late May or June 1997.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         None


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         None


ITEM 5.  OTHER EVENTS

         None


ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

         None


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of Business Acquired.

              In accordance with Item 7, the financial statements of the Dega Technology shall be provided not later than 60 days after the date hereof.

         Stock Purchase Agreement between DMI, Inc. and Dega Technology dated January 31, 1997. (Exhibit 1).

         Addendum to Stock Purchase Agreement between DMI, Inc. and Dega Technology dated January 31, 1997. (Exhibit 2).


ITEM 8.  CHANGE IN FISCAL YEAR

         None


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                               SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 2, 1997

                                           DMI, Inc.



                                           By: /s/ DUNCAN MACDONALD
                                           --------------------------
                                           Name:   Duncan MacDonald
                                           Title:  Secretary


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